Household Consumer Loan Trust, 1995-1
Series 1995-1 Owner Trust Calculations
Due Period Ending	Mar 31, 2002
Payment Date	Apr 15, 2002

Calculation of Interest Expense

Index (LIBOR)	1.900000%
Accrual end date, accrual beginning date and days in Interest Period	Apr 15, 2002 Mar 15, 2002 31
	Class A	Class B	Certificates	Overcoll Amount
Beginning Unpaid Principal Balance	31,922,328	61,666,667	5,833,333	15,859,099
Previously unpaid interest/yield	0.00	0.00	0.00
Spread to index	0.24%	0.625%	1.03%
Rate (capped at 13.0%, 15%, 16%)	2.140000%	2.525000%	2.930000%
Interest/Yield Payable on the Principal Balance	58,826	134,082	14,718
Interest on previously unpaid interest/yield	0	0	0
Interest/Yield Due	58,826	134,082	14,718
Interest/Yield Paid	58,826	134,082	14,718

Summary

Beginning Security Balance	31,922,328	61,666,667	5,833,333	15,859,099
Beginning Adjusted Balance	31,922,328	61,666,667	5,833,333
Principal Paid	7,815,819	0	0	25,766
Ending Security Balance	24,106,509	61,666,667	5,833,333	15,857,350
Ending Adjusted Balance	24,106,509	61,666,667	5,833,333
Ending Certificate Balance as % Participation Interest Invested Amount			0
Targeted Balance	53,731,929	61,571,229	3,665,798
Minimum Adjusted Balance		61,666,667	5,833,333	15,833,333
Certificate Minimum Balance			3,256,585
Ending OC Amount as Holdback Amount				15,857,350
Ending OC Amount as Accelerated Prin Pmts				0

Beginning Net Charge offs	0.00	0.00	0.00	0.00
Reversals	0.00	0.00	0.00	0.00
Charge offs	0.00	0.00	0.00	0.00
Ending Net Charge Offs	0.00	0.00	0.00	0.00

Interest/Yield Paid per $1000	$0.0784343	$0.7786602	$0.4856725
Principal Paid per $1000	$10.4210923	$0.0000000	$0.0000000